Exhibit 10.2

[Letterhead of Universal American Corp.]

April 9, 2008

Richard A. Barasch

160 W. 86th Street, 14th Floor

New York, NY 10024

Dear Mr. Barasch:

Reference is made to the Employment Agreement dated as of July 30, 1999 between Universal American Corp., formerly Universal American Financial Corp. (the “Company”), and yourself (the “Agreement”).

As you are aware, it has come to our attention that the Agreement contains an error. The second sentence of Section 1.a was intended to read “Notwithstanding the preceding sentence, the Employment Term shall be automatically extended for additional one-year periods, unless Universal or Executive provides the other party hereto 6 months prior written notice before the expiration of any Employment Term and the Employment Term shall not be so extended.” Notwithstanding this error, you and the Company have heretofore treated the Agreement as if this sentence read as quoted above. Accordingly, you and the Company agree that the Agreement shall be deemed to have included the intended sentence as quoted above, and not the incorrect sentence, from its inception.

Very truly yours,

UNIVERSAL AMERICAN CORP.

By:	s/MITCHELL J. STIER
Mitchell J. Stier
Senior Vice President and
General Counsel

Acknowledged:

s/RICHARD A. BARASCH
Richard A. Barasch